Exhibit 5.1
Levett Rockwood P.C. Attorneys-at-Law

December 1, 2009

Bolt Technology Corporation
Four Duke Place
Norwalk, Connecticut   06854

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Bolt Technology Corporation, a Connecticut corporation (the “Company”), in connection with the Registration Statement on Form S-3, including the prospectus contained therein (Registration Statement No. 333-162181), filed on September 28, 2009, as amended by Amendment No. 1 thereto, filed on the date hereof (collectively, the “Registration Statement”), by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder.  The Registration Statement relates to the issuance and sale by the Company pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of one or more of the following securities with an aggregate offering price of up to $50,000,000:  (i) shares of the Company’s common stock, without par value (the “Common Stock”), (ii) shares of preferred stock, which may be issued in one or more series (the “Preferred Stock”), (iii) debt securities, in one or more series, which may be convertible into shares of Common Stock or shares of Preferred Stock (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities, or any combination thereof (the “Warrants”), and/or (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities or Warrants, in any combination (the “Units”).  The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities” and are sometimes individually referred to as a “Security.”  This opinion is delivered pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

The Securities may be issued in one or more series and may be offered and sold from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and one or more supplements to the prospectus contained in the Registration Statement (each, a “Prospectus Supplement”).  The Registration Statement provides that (a) any Debt Securities will be issued by the Company pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as such form may be amended or supplemented from time to time (each, an “Indenture”), to be entered into between the Company and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”); (b) any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent chosen by the Company (each, a “Warrant Agent”); and (c) any Units will be issued under one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a unit agent chosen by the Company (each, a “Unit Agent”).

Bolt Technology Corporation	-2-	December 1, 2009

In rendering this opinion, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement including the exhibits thereto, (ii) the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date hereof (the “Certificate of Incorporation”), (iii) the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”), and (iv) certain resolutions adopted by the Company’s Board of Directors (the “Board”) relating to the Registration Statement (all of the foregoing, the “Documents”), and such questions of law as we have deemed relevant for the purposes of this opinion.  In our examination of the Documents, we have assumed that (a) the statements of fact made therein are accurate and complete; (b) the signatures on Documents submitted to us as originals are authentic; (c) the Documents submitted to us as copies conform with the originals; and (d) any natural person executing such Documents is legally competent to do so and is not acting under any incapacity.  As to all questions of fact which have not been independently established, we have relied without independent investigation upon statements and representations of officers and other representatives of the Company and others.

To the extent relevant to any opinion expressed herein, we have also assumed that at the time of the sale or delivery of any Securities pursuant to the Registration Statement:  (a) the Registration Statement, as amended by any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and the rules and regulations promulgated thereunder, and such effectiveness will not have been terminated or rescinded, and will comply with all applicable laws; (b) one or more Prospectus Supplements relating to the Securities being offered will have been prepared and filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and will comply with all applicable laws; (c) if the Securities being offered are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement relating to the Securities being offered, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or a Current Report on Form 8-K under the Securities Exchange Act of 1934 (the “Exchange Act”), will have been duly authorized, executed and delivered by the Company and the other parties thereto, and will constitute a valid, binding and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms, and any Securities offered and sold pursuant thereto will have been offered and sold in accordance with the terms thereof; (d) any Indenture relating to the Debt Securities, any Warrant Agreement relating to the Warrants and any Unit Agreement relating to the Units, in each case in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or a Current Report on Form 8-K under the Exchange Act, will have been duly authorized, executed and delivered by the Company and the other parties thereto, and will constitute a valid, binding and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms; (e) the Securities being offered and any related Underwriting Agreement, Certificate of Amendment to the Certificate of Incorporation, Indenture, Warrant Agreement or Unit Agreement, as applicable, describing such Securities will conform in all material respects to the description thereof in the Registration Statement, any amendments thereto (including post-effective amendments) and the Prospectus Supplement relating to the Securities being offered; (f) the Securities being offered will have been issued and sold in compliance with applicable federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, any amendments thereto (including post-effective amendments) and the Prospectus Supplement relating to the Securities being offered; (g) any applicable listing or other requirements of any stock exchange on which the Securities being offered may be listed will have been complied with; (h) the rights, powers, privileges, preferences and other terms, if any, of any Security to be established after the date hereof, and the terms of the issuance, sale and delivery of any Security being offered, (i) will be in conformity with the Certificate of Incorporation or Bylaws as then in effect, (ii) will not violate any applicable law or result in a breach of or default under any agreement or instrument to which the Company is then a party or which is then binding upon the Company, and (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (i) with respect to any shares of Common Stock or Preferred Stock being offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized, designated (in the case of Preferred Stock) and available for issuance; (j) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (k) the Company shall be a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and shall have the necessary power and authority to issue and sell such Securities.

Bolt Technology Corporation	-3-	December 1, 2009

Based upon and subject to the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

1.           With respect to any shares of Common Stock (including any shares of Common Stock issued upon the exchange or conversion of Preferred Stock or Debt Securities that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants or comprising part of Units) to be offered by the Company pursuant to the Registration Statement, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the offering of such shares of Common Stock as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and the Prospectus Supplement relating to such Common Stock (the “Common Stock Authorization”), and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered or uncertificated, valid book-entry notations have been made in the Company’s share register, in each case in accordance with the Certificate of Incorporation and Bylaws as then in effect, either (i) in accordance with the Common Stock Authorization and, if applicable, the Underwriting Agreement relating to the sale of the Common Stock, then upon payment of the consideration therefor provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security providing for the conversion, exchange or exercise as approved by the Board, then upon payment of the consideration approved by the Board, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Bolt Technology Corporation	-4-	December 1, 2009

2.           With respect to any shares of Preferred Stock (including any shares of Preferred Stock issued upon the exchange or conversion of Debt Securities that are exchangeable for or convertible into Preferred Stock or upon the exercise of Warrants or comprising part of Units) to be offered by the Company pursuant to the Registration Statement, when (a) an appropriate Certificate of Amendment to the Certificate of Incorporation authorizing a sufficient number of shares of Preferred Stock and either (i) authorizing the rights, powers, privileges, preferences and other terms, if any, of the class or series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, or (ii) granting the Board the authority to classify or reclassify any unissued shares of Preferred Stock into one or more classes or one or more series within a class as permitted by Section 33-666 of the Connecticut Business Corporation Act (“CBCA”), has been duly authorized and approved by all necessary corporate action by the Board and the Company’s shareholders in accordance with applicable law and duly filed with the Secretary of the State of Connecticut prior to the issuance of such Preferred Stock, (b) (i) in the case of clause (a)(i) of this paragraph 2, the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the offering of such class or series of Preferred Stock as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and the Prospectus Supplement relating to such Preferred Stock, or (ii) in the case of clause (a)(ii) of this paragraph 2, the Board has taken all necessary corporate action to authorize and approve the rights, powers, privileges, preferences and other terms, if any, of any such class or series of Preferred Stock and the issuance and terms of the offering thereof, and an appropriate Certificate of Amendment to the Certificate of Incorporation relating to the terms of such class or series of Preferred Stock as authorized and approved by the Board and to be offered pursuant to the Registration Statement shall have been duly authorized and approved by the Board and duly filed with the Secretary of the State of Connecticut prior to the issuance of such Preferred Stock, and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered or uncertificated, valid book-entry notations have been made in the Company’s share register, in each case in accordance with the Certificate of Incorporation and Bylaws as then in effect, either (i) in accordance with (x) the Certificate of Amendment described in clause (a)(i) of this paragraph 2 and the Board’s authorization described in clause (b)(i) of this paragraph 2, or (y) the Certificate of Amendment described in clauses (a)(ii) and (b)(ii) of this paragraph 2 and the Board’s authorization described in clause (b)(ii) of this paragraph 2, and in either case, if applicable, the Underwriting Agreement relating to the sale of the Preferred Stock, then upon payment of the consideration therefor provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security providing for the conversion, exchange or exercise as approved by the Board, then upon payment of the consideration approved by the Board, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Bolt Technology Corporation	-5-	December 1, 2009

3.           With respect to any Debt Securities (including any Debt Securities issued upon the exercise of Warrants or comprising part of Units) to be offered by the Company pursuant to the Registration Statement, when (a) the Board has taken all necessary corporate action to authorize and approve the Indenture relating to the sale of a particular issue of Debt Securities, and the issuance and terms of such Debt Securities and the terms of the offering thereof as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and any Prospectus Supplement relating to such Debt Securities (the “Debt Securities Authorization”), (b) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating thereto, (c) the Trustee is qualified to act as Trustee under the Indenture relating to such Debt Securities and such Indenture and the Trustee have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 is filed with the SEC with respect to the Trustee, (d) the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Indenture relating thereto, (e) the Debt Securities have been issued and sold in accordance with the terms and provisions of the Indenture relating thereto, and (f) the Company has received the consideration provided for in the Debt Securities Authorization and, if applicable, the Underwriting Agreement relating to the sale of the Debt Securities, then such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms.

4.           With respect to any Warrants (including any Warrants comprising part of Units) to be offered by the Company pursuant to the Registration Statement, when (a) the Board has taken all necessary corporate action to authorize and approve the Warrant Agreement relating to the sale of any Warrants, and the issuance, terms and form of such Warrants, including the underlying Securities related thereto, and the terms of the offering thereof as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and the Prospectus Supplement relating to such Warrants (the “Warrant Authorization”), (b) the terms of the Warrants, including the underlying Securities related thereto, and of the offering thereof, have been duly established in conformity with the Warrant Agreement relating thereto, (c) the Warrants have been duly executed and delivered on behalf of the Company in accordance with the Warrant Agreement relating thereto, (d) the Warrants have been issued and sold in accordance with the terms and provisions of the Warrant Agreement relating thereto, and (e) the Company has received the consideration provided for in the Warrant Authorization and, if applicable, the Underwriting Agreement relating to the sale of the Warrants, then such Warrants will be legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms.

Bolt Technology Corporation	-6-	December 1, 2009

5.           With respect to any Units to be offered by the Company pursuant to the Registration Statement, when (a) the Board has taken all necessary corporate action to approve the Unit Agreement with respect to the sale of any Units, and to authorize and approve the issuance, terms and form of the Units, including the underlying Securities related thereto, and the terms of the offering thereof as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and the Prospectus Supplement relating such Units (the “Unit Authorization”), (b) the terms of the Units, including the underlying Securities related thereto, and of the offering thereof, have been duly established in conformity with the Unit Agreement relating thereto, (c) the Units have been duly executed and delivered on behalf of the Company in accordance with the Unit Agreement relating thereto, (d) the Units have been issued and sold in accordance with the terms and provisions of the Unit Agreement relating thereto, and (e) the Company has received the consideration provided for in the Unit Authorization and, if applicable, the Underwriting Agreement relating to the sale of the Units, then such Units will be legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms.

The opinions expressed herein are qualified as follows:  (a) no opinion is expressed with respect to laws other than those of the State of Connecticut and, solely with respect to our opinion in paragraph (3) with respect to Debt Securities issued under an Indenture governed by the laws of the State of New York, the State of New York; (b) our opinions are subject to and may be limited by (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws affecting creditors’ rights generally; (ii) the application of principles of equity, whether in a proceeding at law or in equity; (iii) limitations based upon public policy restricting the right to waive the benefit of statutory or common law provisions or rights or the rights of parties to obtain remedies; (iv) the obligation of a party to act in good faith and in a commercially reasonable manner in the performance of its obligations and the enforcement of its rights; (v) the unenforceability under certain circumstances of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (vi) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (vii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency; and (c) we express no opinion with respect to (i) any waiver of rights or defenses with respect to any stay, extension or usury laws, or other law which would prohibit or forgive the Company from paying all or any portion of the principal of (and premium, if any) and interest, if any, on the Debt Securities; (ii) whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (iii) any choice of law provision or any provision providing for a party’s submission to the jurisdiction of any court; (iv) any requirement that any amendment or waiver must be in writing; (v) any provisions that make any person’s determinations conclusive; or (vi) any provisions stating that all provisions in an agreement are severable or that purport to provide, where provisions of an agreement are unenforceable, for the enforceability of the remainder, if the unenforceable provisions are an essential element of the original consideration.

Bolt Technology Corporation	-7-	December 1, 2009

The Securities being registered under the Registration Statement may be offered from time to time on a delayed or continuous basis; however, this opinion is rendered as of the date hereof, and we disclaim any undertaking to advise you of changes which may hereafter be brought to our attention.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.  The giving of this consent, however, does not constitute an admission that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours, /s/ Levett Rockwood P.C.